Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Energy, Inc.
We consent to the incorporation by reference in the Registration Statement of Energy, Incorporated on Form S-8 (File No. 333-123341) of our report dated March 31, 2010, relating to our audit of the consolidated financial statements, and the financial statement schedule, which appear in Energy, Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ HEIN & ASSOCIATES LLP
Denver, Colorado
March 31, 2010